Exhibit 99.1
FOR IMMEDIATE RELEASE — August 2, 2007
Contact Information:

Brent Stumme LoopNet, Inc. Chief Financial Officer 415-284-4310	Erica Mannion Sapphire Investor Relations, LLC Investor Relations 212-766-1800	Cary Brazeman The Corporate Storyteller Public Relations 310-205-3590
LoopNet Acquires Cityfeet.com, the
Largest Distribution Network for Commercial Property Listings
— Cityfeet Network of Over 100 Online Partners
to Provide Increased Exposure Opportunities for LoopNet Listings —
SAN FRANCISCO, CA (August 2, 2007) — LoopNet, Inc. (NASDAQ: LOOP), which operates the largest commercial real estate marketplace online, announced today that it has acquired privately held Cityfeet.com. Cityfeet operates the largest online distribution network for commercial property listings and the second largest online marketplace for commercial property listings at Cityfeet.com, with over 100,000 active listings. The Cityfeet Network distributes commercial property listings to over 100 partners, including the online websites of the New York Times, the Boston Globe, the Los Angeles Times, the Chicago Tribune, the Dallas Morning News and the Atlanta Journal-Constitution.
“The combination of LoopNet and Cityfeet.com will bring great benefits to both LoopNet and Cityfeet customers,” said Richard Boyle, LoopNet’s CEO and President. “By bringing together the largest online marketplace and the largest distribution network, we will be providing unmatched exposure opportunities for both LoopNet and Cityfeet commercial property listings.”
“The acquisition by LoopNet validates Cityfeet’s long term strategy of building the largest distribution network in the commercial real estate sector, and the unique value that Cityfeet delivers in marketing commercial properties,” said Fred Saint, CEO of Cityfeet. “We are excited to be part of the LoopNet family, and look forward to continuing to offer great service to our customers.”
LoopNet has purchased Cityfeet for an aggregate cash consideration of $15 million, with an additional potential future consideration of $3 million cash if certain performance targets are met. LoopNet expects that Cityfeet will add approximately $1 million in revenues to LoopNet for the remainder of 2007. While Cityfeet has been consistently profitable as a standalone business, LoopNet expects the transaction to have no significant impact on 2007 EBITDA, and to be dilutive to 2007 EPS in the range of approximately ($.02) per diluted share due to various acquisition related expenses. Impact on the Company’s financials beyond 2007 will be incorporated in the guidance given for 2008.
The LoopNet marketplace, available at www.LoopNet.com, is the most heavily trafficked commercial real estate website with 950,000 average monthly unique visitors during the second quarter of 2007, according to comScore. The LoopNet marketplace covers all commercial property categories, including office, industrial, retail, multifamily, hotel, land, specialty properties, and businesses for sale.
Pacific Crest Securities served as an advisor to LoopNet on this transaction.

Conference Call Information
LoopNet, Inc. will discuss the acquisition with investors on a conference call to be held at 2:00 p.m. PDT, 5:00 p.m. EDT, today. To participate in the conference call, please dial 888-802-2269 if you are calling from within the United States or 913-312-1272 if you are calling from outside the United States. Investors may also listen to a live web cast of the conference call on the investor relations section of our website at investor.LoopNet.com/events.cfm. For investors unable to participate in the live conference call, an audio replay will be available until Tuesday, August 7, at 8:59 p.m. PDT. To access the audio replay, dial 888-203-1112 within the United States or 719-457-0820 internationally and enter confirmation code 4664976. A web cast replay of the call will be available on the investor relations section of our website at investor.LoopNet.com/events.cfm approximately two hours after the conclusion of the call and will remain available for 30 calendar days.
About LoopNet
LoopNet, Inc. is the leading online marketplace for commercial real estate and businesses for sale in the United States. Our online marketplace enables commercial real estate agents, working on behalf of property owners and landlords, to list properties for sale or for lease by submitting detailed property listing information in order to find a buyer or tenant. Commercial real estate brokers, agents, buyers and tenants use the LoopNet online marketplace to search for available property listings that meet their commercial real estate criteria. By connecting the sources of commercial real estate supply and demand in an efficient manner, LoopNet enables commercial real estate participants to initiate and complete more transactions more cost-effectively than through other means. LoopNet also delivers technology and information services to commercial real estate organizations to manage their online listing presence and optimize property marketing.
LoopNet customers include virtually all of the top commercial real estate firms in the U.S., including CB Richard Ellis, Century 21 Commercial, Coldwell Banker Commercial, Colliers International, The CORE Network, Cushman & Wakefield, First Industrial Realty Trust, Grubb & Ellis, Lincoln Property Company, Marcus & Millichap, NAI Global, ONCOR International, Prudential, RE/MAX, Sperry Van Ness, The Staubach Company and TCN Worldwide.
LoopNet also owns and operates BizBuySell.com, the largest and most heavily trafficked online exchange for businesses for sale in North America, with more business listings, users and search activity than any other website. BizBuySell also has the largest database of sale comparables for recently sold businesses.
About Cityfeet.com
Cityfeet is the leading online commercial real estate network, connecting commercial real estate property owners, brokers, tenants and investors. Cityfeet offers commercial real estate products and services catering to the national and local needs of the commercial real estate industry. Cityfeet specializes in all commercial real estate property categories including office space, executive suites, commercial land, industrial property, retail space and businesses for sale. Cityfeet powers the commercial real estate areas of some of the most popular websites in the U.S., including the New York Times, the Boston Globe the Los Angeles Times, the Chicago Tribune, the Dallas Morning News and the Atlanta Journal-Constitution. Visit www.Cityfeet.com for more information.
Forward Looking Statements

This release contains forward-looking statements regarding our acquisition of Cityfeet, LoopNet’s online commercial marketplace, our customers, our strategic partnerships, the continuing adoption of the Internet to market and search for commercial real estate and the value we provide to our members. These statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to, economic events or trends in the commercial real estate market or in general, our ability to integrate acquired businesses, products and personnel into our existing business, our ability to continue to attract new registered members, convert them into Premium Members and retain such Premium Members, our ability to receive timely and accurate sales data from our partners, seasonality, our ability to manage our growth, our ability to introduce new or upgraded products or services and customer acceptance of such services, our ability to obtain or retain listings from commercial real estate brokers, agents and property owners, and competition from current or future companies. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in our filings with the Securities and Exchange Commission (“SEC”). Copies of filings made by us with the SEC are available on the SEC’s website or at http://investor.LoopNet.com/sec.cfm. LoopNet does not intend to update the forward-looking statements included in this press release that are based on information available to us as of the date of this release.
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